                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
                                YOUBET.COM, INC.

                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025
                           TELEPHONE: (310) 444-3300

                                                                 August 20, 1999

Dear Fellow Stockholder:

    You are cordially invited to attend Youbet.com's Annual Meeting of Stockholders to be held on Thursday, September 23, 1999, beginning at 10:00 A.M. Pacific Daylight Time at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007.

    You are being asked to elect seven directors to the Board of Directors, amend the 1998 Stock Option Plan and ratify the selection of BDO Seidman, LLP, as our independent auditors for the fiscal year ending December 31, 1999. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" the nominees proposed, the amendment to the 1998 Stock Option Plan and the ratification of the selection of BDO Seidman, LLP.

    The Board of Directors appreciates and encourages stockholder participation in Youbet.com's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, Youbet.com requests that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

    Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ ROBERT M. FELL
                                          --------------------------------------
                                          Robert M. Fell
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                                YOUBET.COM, INC.
                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025

                                                                 August 20, 1999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007 on Thursday, September 23, 1999, beginning at 10:00 A.M. Pacific Daylight Time, for the following purposes:

1.  To elect seven directors;

2.  To amend the 1998 Stock Option Plan;

3. To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 1999; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders of record at the close of business on August 12, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at Youbet.com's executive offices at 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025.

    Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ GARY N. JACOBS
                                          --------------------------------------
                                          Gary N. Jacobs

                                          SECRETARY

                                YOUBET.COM, INC.

                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 23, 1999.

                             DATED AUGUST 20, 1999

                            ------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held on Thursday, September 23, 1999, beginning at 10:00 A.M. Pacific Daylight Time, at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007. At this meeting, stockholders will be asked to elect seven directors, amend the 1998 Stock Option Plan, ratify the selection of BDO Seidman, LLP, as Youbet.com's independent auditors for the fiscal year ended December 31, 1999 and transact such other business as may properly come before the meeting. This proxy statement, together with the accompanying notice and enclosed proxy card, are first being sent to the stockholders on or about August 20, 1999.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE MEETING?

    Stockholders of record at the close of business on August 12, 1999 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of Youbet.com common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on August 12, 1999, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 19,121,288 shares of Youbet.com common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes will be counted.

HOW DO I VOTE BY PROXY?

    Your vote is very important. Whether or not you plan to attend the meeting, Youbet.com urges you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

    If you properly fill in your proxy card and Youbet.com receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

    - FOR the election of all seven nominees for director.

    - FOR the amendment to the 1998 Stock Option Plan.

    - FOR the ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors for the fiscal year ended December 31, 1999.

    If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, the Board knows of no other business which is intended to be acted on at the meeting.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or electronically through the Internet by following the instructions printed on your proxy card.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

    If your shares are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME?"

    Your broker will generally be able to vote your shares with respect to the election of directors and the ratification of BDO Seidman, LLP as Youbet.com's independent auditors for the fiscal year ending December 31, 1999 even if it does not receive instructions from you, so long as your shares are held in the broker's name. This is because these matters do not generally require specific voting instructions. There are however, certain matters with respect to which brokers do not have discretionary authority to vote. The amendment of the 1998 Stock Option Plan is such a matter, and will require specific instructions from you in order for your broker to vote in favor or against this matter. For matters where your broker does not have discretionary authority and does not receive instructions from you, these will be referred to as "broker-non-votes."

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

    - file with the Secretary of Youbet.com a written notice "revoking" your earlier vote;

    - submit to Youbet.com's transfer agent a properly completed and signed proxy card with a later date; or

    - vote in person at the meeting (although merely attending the meeting will not revoke your proxy).

HOW DO I VOTE IN PERSON?

    If you plan to attend the meeting and vote in person, Youbet.com will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for attending the meeting and voting in person.

WHY IS YOUBET.COM AMENDING THE 1998 STOCK OPTION PLAN?

    The amendment is necessary to ensure that Youbet.com will be able to offer stock to attract and retain key employees. Currently the 1998 Stock Option Plan is limited to 1,000,000 shares of common stock for options granted thereunder. The Board has increased this limit to 2,500,000 shares of common stock subject to stockholder approval.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

    - FOR THE ELECTION OF DIRECTORS. The seven nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. If you do not vote for a particular nominee, your broker does not vote your shares held in street name, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

    - FOR THE AMENDMENT TO THE 1998 STOCK OPTION PLAN. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the approval of the amendment to the 1998 Stock Option Plan. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of the amendment to the 1998 Stock

      Option Plan. If your shares represent a broker-non-vote, your vote will not count either "for" or "against" the proposal. Abstentions will have the same effect as votes against the proposal. Both abstentions and broker non-votes will count toward the presence of a quorum.

    - FOR THE RATIFICATION OF BDO SEIDMAN, LLP, AS YOUBET.COM'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors. Unless otherwise instructed on your signed proxy, your shares will be voted FOR ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors. Abstentions will have the same effect as a vote against ratifying the selection of auditors. If not ratified, the selection of BDO Seidman, LLP will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com.

    - OTHER MATTERS. Generally, the affirmative vote of a majority of the outstanding shares present or represented at the meeting and which have actually voted is required for all other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

HOW IS YOUBET.COM SOLICITING PROXIES?

    Proxies will be solicited on behalf of Youbet.com principally by mail, but additional solicitations may be made by telephone or other media by the officers or employees of Youbet.com. Youbet.com may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by Youbet.com. In addition, Youbet.com has retained D.F. King & Co., Inc. to assist in the solicitation for a fee of approximately $5,000 plus expenses.

                           PROPOSALS TO BE VOTED UPON
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    You are being asked to vote to elect all seven directors at this meeting. The Board has nominated Robert M. Fell, David M. Marshall, Russell M. Fine, Caesar P. Kimmel, Alan W. Landsburg, Charles D. Peebler Jr. and William H. Roedy. Proxies may not be voted for a greater number of persons than the number of nominees named.

    Youbet.com knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the meeting may be filled by the Board.

    Provided below is a brief description of the business experience of each nominee for at least the past five years and directorships held in other companies including all companies which are subject to the reporting requirements under the Federal securities laws.

THE NOMINEES

    ROBERT M. FELL, age 56, has served as Chairman of the Board and Chief Executive Officer of Youbet.com since June 1998 and as President since July 1999. From 1995 to 1998, prior to joining Youbet.com, Mr. Fell was Chairman of the Board and Chief Executive Officer of Archon Communications, Inc. ("ACI"). ACI acquired control of Premiere Radio Networks, Inc., which it later sold to Jacor Communications, Inc. Mr. Fell was also the founder of Silicon Gaming, Inc. and served as its initial President in 1993. Mr. Fell resigned from the Board of Silicon Gaming in early 1998. From 1978 to 1995, as a consultant in the entertainment and communications industry, Mr. Fell, through Fell & Company, Inc., played a major role in restructuring and augmenting the management of Columbia Pictures Industries, Twentieth Century Fox and other major media companies.

    RUSSELL M. FINE, age 35, has served as Executive Vice President and Chief Technology Officer since June 1998. Mr. Fine has been a senior executive and director of Youbet.com or its predecessors since its founding in 1987. Mr. Fine was also the Chief Technology Officer and co-founder of MiddleWare Telecom Corporation and Vice-President of Research and Development of PC-Totes. Both entities have since been merged into Youbet.com.

    CAESAR P. KIMMEL, age 73, has served as a director of Youbet.com since June 1998. Mr. Kimmel has been a private investor for more than the past five years. Mr. Kimmel is one of the original founders of Warner Communications, Inc., the predecessor to Time Warner Inc. and served as its Executive Vice President for twenty five years. Mr. Kimmel is also currently a director of the National Museum of Racing.

    ALAN W. LANDSBURG, age 66, has served as a director of Youbet.com since June 1998. Mr. Landsburg is the founder and has been the Chief Executive Officer of The Landsburg Company and Alan Landsburg Productions since 1970. As an executive producer, director and writer he is responsible for more than 2,000 hours of television production which include seven hit series and more than 50 movies. He is a founding board member of the Thoroughbred Owners of California. Mr. Landsburg also serves on Advisory Committees for the California Horse Racing Board.

    DAVID M. MARSHALL, age 36, has served as Vice Chairman of the Board since June 1998 and as President from 1989 to July 1999. Mr. Marshall has been a senior executive and director of Youbet.com or its predecessors since its founding in 1987 and served as Chairman of the Board and Chief Executive Officer of Youbet.com or its predecessors from 1989 to June 1998. Mr. Marshall was also the co-founder of MiddleWare Telecom Corporation and PC-Totes, Inc. Both entities have since been merged into Youbet.com.

    CHARLES D. PEEBLER JR., age 63, has served as Chairman Emeritus of True North Communications, Inc., the worlds sixth largest advertising agency holding company and Chairman of the Board and Chief Executive Officer of True North's Diversified Companies Group, since April 1999. From December 1997 to April 1999, Mr. Peebler was employed as President of True North Communications, Inc. Prior to December 1997, Mr. Peebler served for approximately 32 years as Chief Executive Officer of Bozell, Jacobs, Kenyon & Eckhardt or its predecessor companies. Mr. Peebler currently serves as Chairman of the Board for mPulse and as a director of American Tool Companies, Inc., Corporate Fulfillment Inc., Valmont Industries and Presspoint. Mr. Peebler is Honorary Chairman of the Board of the American Craft Museum.

    WILLIAM H. ROEDY, age 51, has served as a director of Youbet.com since June 1998. Mr. Roedy has been employed by MTV Networks since 1989 and is President of MTV Networks International and Chairman of MTV Networks Europe. Prior to joining MTV, Mr. Roedy was at Home Box Office from 1979 to 1989, as manager for national accounts and affiliate operations and Vice President.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

WHO ARE THE LARGEST OWNERS OF YOUBET.COM'S STOCK?

                                STOCK OWNERSHIP

    As of August 12, 1999 there were 19,121,288 shares of Youbet.com common stock outstanding. The table below sets forth information, as of August 12, 1999 with respect to the individuals and entities who are known to Youbet.com to own more than 5% of Youbet.com's common stock and in reliance on

Schedules 13D and 13G filed by such individuals and entities. Such filing requirements became applicable as of the effective date of Youbet.com's Form 8-A on June 14, 1999.

                                                                              AMOUNT OF SHARES
                                                                                BENEFICIALLY      PERCENT OF SHARES
NAME OF BENEFICIAL OWNER(1)(2)                                                      OWNED            OUTSTANDING
----------------------------------------------------------------------------  -----------------  -------------------
David M. Marshall...........................................................       2,099,015(3)            11.0
Sid Marshall................................................................         870,487(4)             4.6
11770-M Pacific Coast Highway
Malibu, CA 90265

Marshall Gift Trust.........................................................         482,250(5)             2.5
1700 Bank of America Plaza
300 South Fourth Street
Las Vegas, NV 80101

Russell M. Fine.............................................................       1,964,991(6)            10.3

------------------------

(1) The address of the above beneficial owners is Youbet.com, Inc., 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California, 90025, unless otherwise noted.

(2) Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

(3) Includes 100 shares of common stock represented by a fully vested stock option and 55,878 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C-27,939; Series D-27,939. Excludes shares of common stock and common stock purchase warrants owned by Sid Marshall and the Marshall Gift Trust. David M. Marshall is the son of Sid Marshall.

(4) Includes 448,668 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C-356,668; Series D-92,000. Does not include shares of common stock and common stock purchase warrants owned by the Marshall Gift Trust. Sid Marshall is the father of David M. Marshall.

(5) Includes 91,333 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C-30,000; Series D-61,333.

(6) Includes 100 shares of common stock represented by a fully vested stock option and 40,342 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C-20,171; Series D-20,171.

HOW MUCH STOCK DO YOUBET.COM'S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?

    The following table shows, as of August 12, 1999 the amount of common stock of Youbet.com beneficially owned by:

    - Youbet.com's directors and nominees;

    - the executive officers of Youbet.com named in the Summary Compensation Table below and certain other key employees; and

    - all of the directors and executive officers of Youbet.com as a group.

              STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES
                             AS OF AUGUST 12, 1999

                                                                             AMOUNT OF SHARES
                                                                               BENEFICIALLY      PERCENT OF SHARES
NAME OF BENEFICIAL OWNER(1)(2)                                                     OWNED            OUTSTANDING
---------------------------------------------------------------------------  -----------------  -------------------
Robert M. Fell.............................................................         804,550(3)             4.1
David M. Marshall..........................................................       2,099,015(4)            11.0
Russell M. Fine............................................................       1,964,991(5)            10.3
Caesar P. Kimmel...........................................................          56,000(6)               *
Alan W. Landsburg..........................................................          50,000(7)               *
Jess Rifkind...............................................................          74,000(8)               *
William H. Roedy...........................................................         140,000(9)               *
Charles D. Peebler Jr......................................................          43,250(10)              *
Ron W. Luniewski...........................................................         120,100(11)              *
Phillip C. Hermann.........................................................          23,850(12)              *
Jean M. Prewitt............................................................              --                 --
Steve A. Molnar............................................................         115,850(13)              *
Nancy A. Lamb..............................................................          43,750(14)              *
All directors, nominees and executive officers as a group
  (14 persons).............................................................       5,582,123(15)           27.5

------------------------

*   less than one percent

    (1) The address of the above beneficial owners is Youbet.com, Inc., 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California, 90025, unless otherwise noted.

    (2) Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally includes all voting or investment power with respect to securities. Except as noted and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

    (3) Includes 100 shares of common stock represented by a fully vested stock option and 600,000 shares of common stock represented by the currently exercisable portion of the Fell Warrant (as described herein), but does not include the 600,000 shares of common stock represented by the portion of the Fell Warrant which is fully vested but not exercisable within 60 days.

    (4) Includes 100 shares of common stock represented by a fully vested stock option and 55,878 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C-27,939; Series D-27,939. Excludes shares of common stock and common stock purchase warrants owned by Sid Marshall and the Marshall Gift Trust. David M. Marshall is the son of Sid Marshall.

    (5) Includes 100 shares of common stock represented by a fully vested stock option and 40,342 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C-20,171; Series D-20,171.

    (6) Includes 40,000 shares of common stock represented by a stock option exercisable within 60 days of August 12, 1999.

    (7) Includes 40,000 shares of common stock represented by a stock option exercisable within 60 days of August 12, 1999.

    (8) Includes 60,000 shares of common stock represented by a stock option exercisable within 60 days of August 12, 1999.

    (9) Includes 40,000 shares of common stock represented by a stock option exercisable within 60 days of August 12, 1999.

   (10) Includes 3,750 shares of common stock represented by a stock option exercisable within 60 days of August 12, 1999.

   (11) Consists solely of 120,100 shares of common stock represented by stock options exercisable within 60 days of August 12, 1999.

   (12) Consists solely of 23,850 shares of common stock represented by stock options exercisable within 60 days of August 12, 1999.

   (13) Includes 115,100 shares of common stock represented by stock options exercisable within 60 days of August 12, 1999.

   (14) Consists solely of 43,750 of common stock represented by stock options exercisable within 60 days of August 12, 1999.

   (15) Includes 513,617 shares of common stock represented by fully vested stock options and stock options exercisable within 60 days of August 12, 1999, 96,220 shares of common stock represented by currently exercisable common stock purchase warrants, 600,000 shares of common stock represented by the currently exercisable portion of the Fell Warrant, but does not include the 600,000 shares of common stock represented by the portion of the Fell Warrant which is fully vested but not exercisable within 60 days.

        INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

WHO SITS ON YOUBET.COM'S BOARD?

    The Board consists of the following seven members: Robert M. Fell, David M. Marshall, Russell M. Fine, Caesar P. Kimmel, Alan W. Landsburg, Jess Rifkind and William H. Roedy. The Board is comprised of only one class. All of the directors serve from the time they are appointed until the next meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. With one exception, all current directors are also nominees to the Board and are described under the caption "ELECTION OF DIRECTORS--The Nominees" above.

    JESS RIFKIND, age 68, is not standing for reelection to the Board. He has served as a director of Youbet.com since December 1995. Mr. Rifkind is an independent management consultant providing counsel to clients in the areas of management, finance, and high technology. Prior to establishing his current practice in 1982, Mr. Rifkind held operating and research executive positions with Xerox Corporation from May 1968 to December 1981; including Vice-President, Field Engineering, and founder and manager of the Advanced Development Labs of the Xerox Palo Alto Research Center. Mr. Rifkind is also currently a director of Gemstone Systems Inc, a computer software company that produces application server and object database software.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    The Board has standing Executive, Compensation and Audit Committees.

    Messrs. Fell, Marshall and Fine are the members of the Executive Committee. The Executive Committee has full authority to exercise all the powers of the Board of Directors to the fullest extent permitted by Delaware law. Actions of the Executive Committee are taken by a majority vote. In fiscal year 1998, the Executive Committee had no formal meetings and acted two times by written consent.

    Messrs. Kimmel and Landsburg are the members of the Compensation Committee. The Compensation Committee administers, reviews and approves, subject to the Board, Youbet.com's stock option plans, and makes recommendations to the Board of Directors regarding compensation, including payment of salaries, bonuses and incentive compensation and other benefit programs, including those relating to Youbet.com's senior management. In fiscal year 1998, the Compensation Committee had no formal meetings and did not act by written consent, but did meet informally on several occasions.

    Messrs. Rifkind and Roedy are the members of the Audit Committee. The Audit Committee interacts with Youbet.com's Chief Financial Officer concerning Youbet.com's independent auditors and the establishment and oversight of such systems of internal accounting and auditing controls as it deems appropriate. In fiscal year 1998, the Audit Committee had no formal meetings and did not act by written consent, but did meet informally with the auditors on several occasions.

    The Board does not have a Nominating Committee.

HOW OFTEN DID THE BOARD MEET IN 1998?

    The Board of Directors met in person or telephonically seven times and acted nine times by written consent in fiscal year 1998. Each director attended more than 75% of the Board meetings.

HOW ARE YOUBET.COM'S DIRECTORS COMPENSATED?

    EMPLOYEE DIRECTORS. Directors who are also employees of Youbet.com receive no additional compensation for serving on the Board or its Committees.

    NON-EMPLOYEE DIRECTORS. Non-employee directors receive no annual retainer or meeting fees, but are reimbursed for travel costs and other out-of-pocket expenses incurred in attending Board and Committee meetings. Jess Rifkind, a non-employee member of the Board, was also paid a consulting fee of $2,400 per month from January through June 1998. As additional compensation for the non-employee members of the Board, Youbet.com issued the following stock options:

    - In April 1998, Youbet.com issued a stock option to Jess Rifkind, at that time the only non-employee director, under the 1995 Stock Option Plan for Non-Employee Directors to purchase 5,000 shares of common stock at an exercise price of $5.50 per share. The stock option was fully vested upon issuance, and is exercisable for a period of ten years from the date of grant.

    - In July 1998, Youbet.com granted to each of its non-employee directors options to acquire 40,000 shares of common stock, pursuant to the 1998 Stock Option Plan at an exercise price of $2.50 per share. These options vested monthly over the one-year period beginning July 1998 and are exercisable for a period of ten years from the date of grant.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS

    In June 1998, pursuant to a private placement of Series A Convertible Preferred Stock, all of which has since been converted to common stock, the purchasers of the Series A Convertible Preferred Stock (including Robert M. Fell and David M. Marshall), Russell M. Fine and Youbet.com, entered into a stockholders agreement, under which the parties agreed to vote all shares of Series A Convertible Preferred Stock and common stock beneficially owned by them (determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended) and any stock acquired by them in the future, for the election to the Board of Directors of four persons designated by Robert M. Fell and three persons designated by David M. Marshall and Russell M. Fine. The Stockholders Agreement terminates on June 29, 2000. As of August 12, 1999 the stockholders agreement covers shares of common stock representing approximately 22.6% of the outstanding voting power of Youbet.com's stock (not including shares of common stock beneficially owned as a result of stock options and warrants). The nominees for the Board were selected with the approval of Messrs. Fell, Fine and Marshall.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

    In November 1997 Sid Marshall, the Marshall Gift Trust, and Stuart Fine exchanged promissory notes having a principal amount of $550,000, plus accrued interest, for 337,335 shares of common stock, 168,665 Series D common stock purchase warrants and 220,000 Series C common stock purchase warrants issued in connection with a private placement by Youbet.com. Sid Marshall and Stuart Fine are the fathers of David M. Marshall and Russell M. Fine, respectively. The promissory notes were exchanged on the same terms as all other holders of bridge notes.

    In December 1997 Youbet.com released forfeiture conditions on 2,500,000 shares of common stock held by David M. Marshall, Russell M. Fine and Sid Marshall, in exchange for the return to Youbet.com of 750,000 shares of common stock. The forfeiture conditions were imposed in connection with Youbet.com's merger with Continental Embassy Acquisition, Inc. in 1995. However, as a result of a change in its marketing strategy in 1997 to focus on building a brand and becoming the market leader to maximize long-term profitability, Youbet.com did not believe that it was appropriate to retain the forfeiture conditions.

    In June 1998 David M. Marshall converted $104,773 of his employee deferred compensation into 55,879 shares of common stock (and 27,939 Series C and 27,939 Series D common stock purchase warrants) at $1.875 per share as part of a company wide deferred salary conversion program.

    In June 1998 Russell M. Fine converted $75,640 of his employee deferred compensation into 40,341 shares of common stock (and 20,171 Series C and 20,171 Series D common stock purchase warrants) at $1.875 per share as part of a company wide deferred salary conversion program.

    In June 1998 Youbet.com issued 177,000 Series C common stock purchase warrants as additional consideration for short-term advances of $440,000, of which 90,000 warrants were issued to Sid Marshall and 44,000 warrants were issued to a company associated with Youbet.com's financial and marketing consulting firm.

    In January 1998 Youbet.com commenced a bridge financing, consisting of a secured note with interest at 12% due December 1998, secured by a junior lien on substantially all the assets of Youbet.com and an option to convert into securities offered in any subsequent private placement (or the equivalent amount of common stock, if such financing did not consist of common stock), at 75% to 80% of the private placement offering price. Youbet.com issued a total of $2,415,000 of bridge notes of which $1,247,000 were issued to related parties. In July 1998, as a result of the sale of Series A Convertible Preferred Stock, the holders of the bridge notes payable converted such notes into 1,303,319 shares of common stock, including 683,176 shares to related parties, of which 232,821 shares were issued to Sid Marshall and 450,355 shares were issued to companies associated with Youbet.com's financial and marketing consulting firm.

    In June 1998 Youbet.com entered into a Stock Purchase Agreement with certain investors. Pursuant to this agreement Youbet.com sold 200,000 shares of Series A Convertible Preferred Stock for $25.00 per share. Robert M. Fell, David M. Marshall, Jess Rifkind, Caesar P. Kimmel, Alan W. Landsburg, William H. Roedy, Gary N. Jacobs or trusts of which they are beneficiaries purchased 445, 445, 400, 1,600, 1,000, 10,000 and 2,000 shares, respectively. All of the Series A Convertible Preferred Stock has since been converted into common stock.

    In June 1998 Youbet.com entered into a Securities Purchase Agreement with the Robert M. Fell Living Trust (the "Fell Trust"). Pursuant to the Securities Purchase Agreement, the Fell Trust acquired 20,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 1,200,000 shares of Youbet.com's common stock (the "Fell Warrant"). The purchase price for the Series A Convertible Preferred Stock acquired by the Fell Trust was $25.00 per share, of which $10,000 was paid in cash and $490,000 was paid in the form of a promissory note (the "$490,000 Note"). The purchase price for the Fell

Warrant was $75,000, of which $5,000 was paid in cash and $70,000 was paid in the form of a promissory note (the "$70,000 Note"). The Fell Warrant expires on June 29, 2008, and entitles the Fell Trust to purchase 1,200,000 shares of common stock at $2.50 per share. The Fell Warrant is exercisable one-sixth commencing on June 29, 1998, and one-sixth thereafter commencing on each six month anniversary date, but is subject to acceleration under certain circumstances. The Fell Warrant also provides that, with certain exceptions, the common stock received upon the exercise of the Fell Warrant may not be sold until one year following the date the shares were first able to be purchased. The $490,000 Note bears interest at the rate of 8% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $490,000 Note is due June 29, 2002, provided that the Fell Trust is required to prepay the note, without penalty, as soon as possible consistent with its other cash requirements. The $70,000 Note bore interest at the rate of 6% per annum, which could, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $70,000 Note was due on June 29, 2008. The Fell Trust pledged the Fell Warrant and the Series A Convertible Preferred Stock acquired pursuant to the Securities Purchase Agreement to secure its obligations under the $490,000 Note and the $70,000 Note (collectively the "Notes"). In December 1998 the Fell Trust converted the Series A Preferred Stock into common stock. On July 8, 1999 the Board approved the recommendation of the Compensation Committee to grant Fell & Company, Inc. a performance-based bonus as a result of the services of Robert M. Fell which has been credited against the Notes, consisting of a $280,000 (plus accrued interest), credited in recognition of the completion of the placement of 11% Senior Convertible Discount Notes, $140,000 (plus accrued interest) to be credited upon completion of Youbet.com's underwritten offering, $70,000 (plus accrued interest) credited at such time as Youbet.com achieves 15,000 subscribers and $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 25,000 subscribers. As a result of the bonuses described above, the $70,000 Note has been satisfied and the outstanding principal balance on the $490,000 Note has been reduced to $140,000. The Fell Trust has agreed that the $490,000 Note will be with full recourse to the Fell Trust and Youbet.com has released to the Fell Trust all of the collateral pledged in connection with the Notes.

    On July 8, 1999 the Board approved the recommendation of the Compensation Committee to grant, David Marshall, Inc. and Mr. Fine each a performance-based bonus of $300,000, payable as follows: $30,000 in recognition of the completion of the placement of the 11% Senior Convertible Discount Notes; $120,000 in recognition of completion of the underwritten offering; $75,000 upon Youbet.com achieving 15,000 subscribers and $75,000 upon Youbet.com achieving 25,000 subscribers.

WHO ARE YOUBET.COM'S EXECUTIVE OFFICERS?

                               EXECUTIVE OFFICERS

NAME                                                                      POSITION
------------------------------------------  ---------------------------------------------------------------------
Robert M. Fell............................  Chairman of the Board, President and Chief Executive Officer
David M. Marshall.........................  Vice Chairman of the Board
Russell M. Fine...........................  Director, Executive Vice President and Chief Technology Officer
Ron W. Luniewski..........................  Executive Vice President and Chief Operating Officer
Phillip C. Hermann........................  Executive Vice President and Chief Financial Officer
Jean M. Prewitt...........................  Executive Vice President, International
Steve A. Molnar...........................  Executive Vice President, Racing
Nancy A. Lamb.............................  Vice President, Marketing
Gary N. Jacobs............................  Secretary

    Biographical information concerning Robert M. Fell, David M. Marshall and Russell M. Fine, who are also nominees for director, can be found under the caption "ELECTION OF DIRECTORS--The Nominees" above. Biographical information concerning Youbet.com's executive officers who are not nominees for director are briefly described below with regards to their business experience for at least the past five years and directorships held in other companies including all companies which are subject to the reporting requirements under the Federal securities laws.

    RON W. LUNIEWSKI, age 35, has served as Executive Vice President and Chief Operating Officer of Youbet.com since February 1999, and was President of You Bet!, Inc. a subsidiary of Youbet.com or its predecessor since March 1996. For more than five years prior to joining Youbet.com, or its predecessor, Mr. Luniewski was with Electronic Data Systems as a system engineer and held a variety of positions in software development, project management and business development.

    PHILLIP C. HERMANN, age 50, has served as Executive Vice President and Chief Financial Officer of Youbet.com since May 1998. From August 1997 to April 1998, Mr. Hermann was Chief Operating Officer and Chief Financial Officer of Cloud 9 Interactive, a diversified entertainment company. Previously, from 1992 to August 1997, Mr. Hermann was Executive Vice President and Chief Financial Officer of Strawberry Industries, a consumer products company. From 1982 to 1986 Mr. Hermann was Vice President and Chief Financial Officer of the Walt Disney Telecommunications Group.

    JEAN M. PREWITT, age 50, has served as Executive Vice President, International of Youbet.com since April 1999. From July 1994 to January 1999, Ms. Prewitt was with podesta.com, a governmental affairs/public relations firm specializing in media and technology clients. Previously, Ms. Prewitt was with the National Telecommunications and Information Administration from 1989 to 1994, where she advised and represented the United States in communications and information policies. She also served as Senior Vice President and General Counsel of United International Pictures from 1982 to 1989.

    STEVE A. MOLNAR, age 56, has served as Executive Vice President, Racing of Youbet.com since February 1999 and was Chief Executive Officer of You Bet!, Inc. a subsidiary of Youbet.com or its predecessor from April 1997 to April 1998. From May 1994 through December 1995, Mr. Molnar was a consultant to the horse racing industry including Youbet.com. Mr. Molnar's involvement in the horse racing industry spans 12 years prior to joining Youbet.com. From November 1988 to April 1994 he held the position of President and Chief Operating Officer of McKinnie Systems.

    NANCY A. LAMB, age 41, has served as Vice President, Marketing of Youbet.com since April 1999. From September 1998 to April 1999 and from November 1997 to December 1997, Ms. Lamb was self-employed as a marketing consultant. Previously, from January 1997 to September 1998, Ms. Lamb was Vice President of Worldwide Marketing at Mattel, Inc. From October 1996 to October 1997, Ms. Lamb was Director of Marketing at ABC Interactive. From December 1995 to June 1996, Ms. Lamb was Vice President of Marketing and Creative Services at GT Interactive Software. From June 1992 to December 1995, Ms. Lamb was a director of Worldwide Marketing at Mattel.

    GARY N. JACOBS, age 54, has served as Secretary of Youbet.com since July 1998. For more than the last five years he has been a senior partner at Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, or its predecessors. Mr. Jacobs is counsel for Youbet.com and is a director of The InterGroup Corporation, which owns and operates rental properties and invests in other companies.

HOW WERE YOUBET.COM'S EXECUTIVE OFFICERS COMPENSATED IN 1998?

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation paid by Youbet.com for the years ended December 31, 1998, 1997 and 1996 to the Chief Executive Officer, the executive officers of Youbet.com whose total salary and bonus for 1998 exceeded $100,000 and certain other key employees.

                           SUMMARY COMPENSATION TABLE
                            AS OF DECEMBER 31, 1998

                                                ANNUAL COMPENSATION
                                   ---------------------------------------------
                                                                    OTHER ANNUAL
NAME AND PRINCIPAL POSITIONS       YEAR    SALARY         BONUS     COMPENSATION
---------------------------------  ----  ----------     ---------   ------------
Robert M. Fell(1)................  1998   $  81,136(4)   $   363(5)    $4,500(6)
 Chairman of the Board and         1997          --           --          --
 Chief Executive Officer           1996          --           --          --

David M. Marshall(2).............  1998     140,000          363(5)   52,279(7)
 Vice Chairman of the Board and    1997     130,000           --      17,185(8)
 President
                                   1996     130,000           --          --

Russell M. Fine..................  1998     138,333          363(5)   39,898(9)
 Executive Vice President          1997     120,000           --      14,825(10)
 and Chief Technology Officer      1996     120,000           --          --

Ron W. Luniewski.................  1998     138,333          363(5)    2,991(11)
 Executive Vice President          1997     120,000           --      10,306(12)
 and Chief Operating Officer       1996     101,385           --          --

Phillip C. Hermann(3)............  1998      96,667          363(5)   75,456(5)
 Executive Vice President and      1997          --           --          --
 Chief Financial Officer           1996          --           --          --

Steve A. Molnar..................  1998     119,375          363(5)    3,158(11)
 Executive Vice President, Racing  1997     121,460           --      10,812(13)
                                   1996      78,750           --          --

------------------------

    (1) Joined Youbet.com's management in June 1998.

    (2) Served as Chief Executive Officer of Youbet.com until June 1998.

    (3) Joined Youbet.com's management in May 1998.

    (4) Represents compensation paid to Fell & Company, Inc. for the services of Robert M. Fell (see Employment and Service Agreements below).

    (5) See Option Grants in 1998 below.

    (6) Represents automobile allowance.

    (7) Represents interest on deferred compensation of $9,854, an automobile allowance of $7,500, and a discount of $34,925 on the conversion of deferred compensation into 55,879 shares of common stock.

    (8) Represents an automobile allowance of $6,000, and interest on deferred compensation of $11,185.

    (9) Represents interest on deferred compensation in of $7,185, automobile allowance of $7,500 and a discount of $25,213 on the conversion of deferred compensation into 40,342 shares of common stock.

   (10) Represents an automobile allowance of $6,000 and interest on deferred compensation of $8,825.

   (11) Represents interest on deferred compensation.

   (12) Represents interest on deferred compensation of $3,743 and a 25% bonus on deferred compensation of $6,563.

   (13) Represents interest on deferred compensation of $3,921 and a 25% bonus on deferred compensation of $6,891.

                             OPTION GRANTS IN 1998

    The following table sets forth certain information regarding option grants to each of Youbet.com's named executive officers during the year ended December 31, 1998.

                                                                             INDIVIDUAL GRANTS(1)
                                                          -----------------------------------------------------------
                                                           NUMBER OF
                                                          SECURITIES       PERCENT OF
                                                          UNDERLYING      TOTAL OPTIONS      EXERCISE
                                                            OPTIONS        GRANTED TO          PRICE      EXPIRATION
NAME                                                      GRANTED (1)   EMPLOYEES IN 1998    PER SHARE       DATE
--------------------------------------------------------  -----------  -------------------  -----------  ------------
Ron W. Luniewski........................................     100,000             12.0%       $    2.50     02/05/2003
                                                                 100                *             2.50     12/11/2003
Phillip C. Hermann......................................      75,000              9.0             2.50     04/30/2008
                                                               5,000                *             2.50     04/30/2003
                                                                 100                *             2.50     12/11/2003
Steve A. Molnar.........................................      50,000              6.0             2.50     02/05/2003
                                                                 100                *             2.50     12/11/2003
David M. Marshall.......................................         100                *             2.50     12/11/2003
Russell M. Fine.........................................         100                *             2.50     12/11/2003
Robert M. Fell..........................................         100                *             2.50     12/11/2003

------------------------

*   less than one percent

(1) Options were granted under the 1995 Stock Option Plan and the 1998 Stock Option Plan and are exercisable for common stock of Youbet.com.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 1998 and the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers at December 31, 1998.

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                       SHARES                     OPTIONS AT YEAR-END(1)          AT YEAR-END(2)
                                      ACQUIRED        VALUE     --------------------------  ---------------------------
NAME                                 ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  -------------  -----------  -----------  -------------  ------------  -------------
Ron W. Luniewski..................           --            --      175,100         25,000   $    679,388   $    97,000
Phillip C. Hermann................           --            --        5,100         75,000         19,788       291,000
Steve A. Molnar...................           --            --      130,100         20,000        504,788        67,600
David M. Marshall.................           --            --          100             --            388            --
Russell M. Fine...................           --            --          100             --            388            --
Robert M. Fell....................           --            --          100             --            388            --
                                          -----         -----   -----------  -------------  ------------  -------------
  TOTAL...........................           --            --      310,600        120,000   $  1,205,128   $   455,600
                                          -----         -----   -----------  -------------  ------------  -------------
                                          -----         -----   -----------  -------------  ------------  -------------

------------------------

(1) Options shown were granted under the 1995 Stock Option Plan and the 1998 Stock Option Plan and are exercisable for common stock.

(2) The dollar values are calculated by determining the difference between the weighted average exercise price of the options and the market price for the common stock of $6.38 on December 31, 1998.

    DO YOUBET.COM'S EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS?

EMPLOYMENT AND SERVICE AGREEMENTS

    In June 1998 Youbet.com and Fell & Company, Inc. entered into a services agreement which was amended in March 1999 pursuant to which Robert M. Fell serves as Chairman of the Board, Chief Executive Officer and since July 1999, President. For making Mr. Fell's services available, Fell & Company, Inc. receives a base fee of $225,000 per year, subject to cost of living increases, plus the amount of payroll taxes Youbet.com would pay if Mr. Fell were an employee of Youbet.com and other miscellaneous benefits. While Mr. Fell is serving as Chief Executive Officer he will devote 100% of his business time to the affairs of Youbet.com. At such time as Mr. Fell is no longer serving as Chief Executive Officer, he will be required to devote 70% of his business time to the affairs of Youbet.com and the base fee will be reduced to $150,000 per year. The services agreement expires in June 2001. If Fell & Company, Inc. is willing to renew the agreement and Youbet.com does not do so, Fell & Company, Inc. will receive a termination fee equal to the amount paid to Fell & Company, Inc. by Youbet.com during the 12 months preceding the expiration of the agreement.

    In January 1999 David Marshall, Inc. and Youbet.com entered into a services agreement pursuant to which David M. Marshall serves as Vice-Chairman of the Board and, until July 1999 when he relinquished the position in favor of Mr. Fell, as President. For making Mr. Marshall's services available, David Marshall, Inc. receives a base fee of $150,000 per year, subject to cost of living increases, plus the amount of payroll taxes Youbet.com would pay if Mr. Marshall were an employee of Youbet.com and other miscellaneous benefits. David Marshall, Inc. is also entitled to receive an annual bonus determined by the Board in its discretion. The services agreement also provided that the compensation and benefits paid by Youbet.com for Mr. Marshall's services will be no less favorable than the compensation and benefits received by any employee of Youbet.com, other than the Chief Executive Officer (if other than Robert M.
Fell). In July 1999, the services agreement was amended to delete this provision. The services agreement expires in June 2003. The services agreement permits David Marshall, Inc. to terminate the agreement at anytime after December 31, 1999 and receive the compensation and benefits provided under the agreement for the lesser of two years or the remaining portion of the term, but at least one year. The services agreement replaced an employment agreement between Mr. Marshall and Youbet.com which had substantially the same terms.

    In June 1998 Russell Fine and Youbet.com entered into an employment agreement pursuant to which Mr. Fine will serve as Chief Technology Officer. Mr. Fine will receive a base salary of $150,000, subject to cost of living increases, and other miscellaneous benefits. Mr. Fine is also entitled to receive an annual bonus determined by the Board. The employment agreement also provides that the compensation and benefits paid to Mr. Fine will be no less favorable than the compensation and benefits provided to any employee of Youbet.com, other than the Chief Executive Officer (if other than Mr. Fell). In July 1999, the employment agreement was amended to delete this provision. The employment agreement expires in June 2003. The employment agreement permits Mr. Fine to terminate the agreement at anytime after December 29, 1999 and receive the compensation and benefits provided under the agreement for the lesser of two years or the remaining portion of the term, but at least one year.

    In February 1999 Ron Luniewski and Youbet.com entered into an employment agreement pursuant to which Mr. Luniewski serves as Executive Vice President and Chief Operating Officer of Youbet.com through April 2000. This employment agreement replaced an agreement which was to expire in April 1999 and provides for Mr. Luniewski to receive an annual salary of $150,000, options to purchase 100,000 shares of common stock and other miscellaneous benefits. The options have a 10 year term, vest in four equal annual installments beginning in May 2000 and are exercisable for $10.50 per share. All options will vest upon a change of control of Youbet.com. Mr. Luniewski is also entitled to receive an annual bonus determined by the Board in its discretion. The agreement also permits Mr. Luniewski to terminate his employment with Youbet.com under certain circumstances and receive two months salary and benefits.

    In February 1999 Phillip Hermann and Youbet.com entered into an employment agreement pursuant to which Mr. Hermann serves as Executive Vice President and Chief Financial Officer of Youbet.com through April 2000. This employment agreement replaced an agreement which was to expire in April 1999 and provides for Mr. Hermann to receive an annual salary of $150,000, options to purchase 50,000 shares of common stock and other miscellaneous benefits. The options have a 10 year term, vest in four equal annual installments beginning in May 2000 and are exercisable for $10.50 per share. All options will vest upon a change of control of Youbet.com. Mr. Hermann is also entitled to receive an annual bonus determined by the Board in its discretion.

    Additionally, the Compensation Committee recommended and the Board on July 1999 adopted the payment of certain performance-based bonuses to Fell & Company, Inc., David Marshall, Inc. and Mr. Fine. These bonuses are described under the caption "Certain Relationships and Transactions" above.

                                 PROPOSAL NO. 2
                    AMENDMENT TO THE 1998 STOCK OPTION PLAN

GENERAL

    You are being asked to approve the amendment to the 1998 Stock Option Plan which was originally adopted by the Board in February 1998. The amendment to the 1998 Stock Option Plan will be effective upon approval by the stockholders of Youbet.com. The amendment reserves an additional 1,500,000 shares of Youbet.com common stock for options in addition to the 1,000,000 shares previously reserved for a total of 2,500,000 shares of common stock. The principal features of the 1998 Stock Option Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Stock Option Plan. Copies of the 1998 Stock Option Plan will be available at the meeting and may also be obtained by making written request to Youbet.com at 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

    In February 1998, Youbet.com's adopted the 1998 Stock Option Plan and reserved 1,000,000 shares of common stock for options granted thereunder. In April 1999, the Board approved an amendment of the 1998 Stock Option Plan, subject to stockholder approval, to reserve 500,000 additional shares of common stock for options thereunder and in July 1999, the Board approved a further amendment of the 1998 Stock Option Plan, subject to stockholder approval, to reserve 1,500,000 shares of common stock for options thereunder (including the 500,000 shares previously approved) for a total of 2,500,000 shares of common stock.

    The 1998 Stock Option Plan provides for the granting of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 and non-qualified stock options. Non-qualified stock options may be granted to employees, directors, officers and consultants of Youbet.com, while incentive stock options may be granted only to employees of Youbet.com and its affiliates.

    The 1998 Stock Option Plan is currently administered by the Compensation Committee, which determines the terms and conditions of the options granted under the 1998 Stock Option Plan, including the exercise price, number of shares subject to options and the vesting and exercisability of options granted under the 1998 Stock Option Plan.

    The exercise price of the incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the common stock of Youbet.com on the date of grant, and must be at least 110% of fair market value when granted to a 10% or more stockholder. The exercise price of non-qualified stock options will be determined by the Compensation Committee.

    The 1998 Stock Option Plan will terminate on the earlier of February 6, 2008 or the date on which no additional shares of stock are available for issuance under the plan.

    The term of all options granted under the 1998 Stock Option Plan may not exceed ten years, except that the term of incentive options granted to a 10% or more stockholder may not exceed five years.

    The purchase price for all options is payable in full upon exercise and may be paid by cash, by a check drawn against sufficient funds, by delivery to Youbet.com of a promissory note from the option holder, or such other consideration as the Compensation Committee in its sole discretion determines to be consistent with the 1998 Stock Option Plan's purpose and applicable law, or a combination of such methods of payment. If common stock of Youbet.com is used to pay the purchase price of the shares as to which the option is exercised, the Compensation Committee will value such common stock in accordance with procedures established by it. Any promissory note to purchase shares underlying the options will be a full recourse, interest-bearing obligations secured by the shares being purchased and contain such terms as the Compensation Committee may require.

    Options may not be transferred or assigned except upon the death of the option holder provided that, if permitted by the applicable option agreement, non-qualified options may be transferred to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants or trusts for the benefit of the option holder's minor or adult lineal descendants.

    The market value of the shares of Youbet.com common stock as of August 12, 1999, on the Nasdaq National Market was $6.22 per share.

    The grant of a non-qualified stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Youbet.com is entitled to an income tax deduction in the amount of the income recognized by the option holder. Any gain or loss on the option holder's subsequent disposition of the shares of Youbet.com common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. Youbet.com does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The maximum rate at which long-term capital gains for most types of property are taxed is 20%.

    The grant of an incentive stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. An option holder recognizes no federal taxable income upon exercising an incentive stock option, subject to the alternative minimum tax rules discussed below, and Youbet.com receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Youbet.com is not entitled to any deduction under these circumstances.

    If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of the difference between the amount realized on the disposition and the exercise price, or the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. Youbet.com, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

    The "spread" under an incentive stock option--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

    The foregoing is only a summary of the current effect of federal income taxation upon the option holder and Youbet.com with respect to the shares purchased under the 1998 Stock Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a option holder's death or the income tax laws of any municipality, state or foreign country to which such option holder may be subject.

    The Board may suspend or terminate and may amend the 1998 Stock Option Plan from time to time, except that certain types of amendments will require approval of the stockholders. Upon termination of a option holder's employment or consulting relationship with Youbet.com, all unvested options terminate and are no longer exercisable. Vested qualified options remain exercisable for a period not to exceed three months following the termination date, unless the option holder was terminated for cause or voluntarily resigned in which all vested options will also terminate. However, because shares underlying the options have not been registered, the Compensation Committee has extended the exercise period for the options granted under the 1998 Stock Option Plan until three months after employment is terminated or the underlying shares are registered, whichever is later (but no later than the expiration of the options).

    The 1998 Stock Option Plan also permits Youbet.com to assist a option holder to exercise options granted under the 1998 Stock Option Plan, including paying any tax obligations arising therefrom by making a loan to the option holder, permitting the option holder to pay the exercise price of the stock option over a term of years or guaranteeing a loan.

    At present, there are 1,383,550 stock options granted under the plan, of which 383,550 options have been granted subject to the stockholders' approval of the amendment to the plan.

    THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF YOUBET.COM FOR IT TO HAVE STOCK OPTIONS AVAILABLE FOR GRANT TO EMPLOYEES, DIRECTORS, OFFICERS AND CONSULTANTS WHO PROVIDE SERVICES TO YOUBET.COM. ACCORDINGLY, THE

BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN. UNLESS OTHERWISE INSTRUCTED ON YOUR SIGNED PROXY, IT WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Effective November 3, 1997, Deloitte & Touche LLP ("Deloitte & Touche") resigned as Youbet.com's independent auditor. Deloitte & Touche audited Youbet.com's consolidated financial statements for the years ended December 31, 1995 and 1996. Deloitte & Touche's reports for the years ended December 31, 1995 and 1996 contained an explanatory paragraph raising substantial doubt about Youbet.com's ability to continue as a going concern. Other than the foregoing explanatory paragraph, Deloitte & Touche's reports on Youbet.com's financial statements for the years ended December 31, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports modified as to audit scope or uncertainty. During the years ended December 31, 1995 and 1996, and the period from January 1, 1997 through November 3, 1997, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused such firm to make reference to the subject matter of the disagreements in connection with its reports on Youbet.com's consolidated financial statements.

    Effective March 3, 1998, Youbet.com engaged BDO Seidman, LLP as Youbet.com's new independent auditor. The engagement of BDO Seidman, LLP was approved by the Board. Prior to the engagement of BDO Seidman, LLP, Youbet.com did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. However, prior to the engagement of BDO Seidman, LLP, Youbet.com consulted with such firm in order to confirm Youbet.com's expectation that the auditor's opinion with respect to Youbet.com's 1997 consolidated financial statements would contain a modification paragraph reflecting uncertainty with respect to Youbet.com's ability to continue as a going concern.

                                 PROPOSAL NO. 3
                       SELECTION OF INDEPENDENT AUDITORS

    The Board, acting on the recommendation of its Audit Committee, has selected the firm of BDO Seidman, LLP, which has served as independent auditors of Youbet.com since March 3, 1998, to conduct an audit, in accordance with generally accepted auditing standards, of Youbet.com's consolidated financial statements for the fiscal year ending December 31, 1999. A representative of that firm is expected to be present at the meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com. Unless otherwise instructed on your signed proxy, it will be voted FOR ratification of the selection of BDO Seidman, LLP.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS YOUBET.COM'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, Youbet.com's directors, its executive officers and any persons holding more than ten percent of Youbet.com's common stock are required to report their ownership of Youbet.com's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Youbet.com will, in the future, be required to report in proxy statement(s) any failure to file by these dates. Youbet.com became subject to the reporting requirements of Section 16(a) as of the effective date of its Form 8-A on June 14, 1999. Therefore, no Section 16(a) filings for the 1998 fiscal year were required.

                             STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in Youbet.com's year 2000 proxy statement, Youbet.com must receive them on or before April 20, 2000. Please address your proposals to Youbet.com's Secretary at Youbet.com, 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

                                 ANNUAL REPORT

    A copy of Youbet.com's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended December 31, 1998 and Youbet.com's Form 10-QSB for the quarterly period ended June 30, 1999 is being mailed with this proxy statement to all stockholders of record as of August 12, 1999.

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

1. ESTABLISHMENT, PURPOSE AND DEFINITIONS.

    (a) The 1998 Stock Option Plan (the "Plan") of You Bet International, Inc., a Delaware corporation (the "Company"), is hereby adopted. The Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs") to purchase the Stock (as defined at Section 3(a)) of the Company.

    (b) The purpose of this Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers, employees and consultants of the Company and its Affiliates (the "Participants") through the use of competitive long-term incentives which are tied to shareholder value. The Plan seeks to balance Participants' and shareholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

    (c) The Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

    (d) The term "Affiliates" as used in this Plan means, in the case of an ISO, parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan, and in all other cases, any entity which is controlled by or which controls the Company.

2. ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or such other committee appointed by the Board to administer the Plan (the "Committee") or the Board acting as a whole.

    (b) The Committee or the Board may from time to time determine which Participants (each an "option holder") shall be granted options under the Plan, the terms thereof (including without limitation determining whether the option is an ISO and the times at which the options shall become exercisable), and the number of shares of Common Stock for which an option or options may be granted.

    (c) If rights of the Company to repurchase Stock are imposed, the Board or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

    (d) If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Plan. Share certificates representing Stock which is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

    (e) The Board or the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Plan, as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

2. ADMINISTRATION OF THE PLAN. (CONTINUED) determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all option holders under the Plan.

3. STOCK SUBJECT TO THE PLAN.

    (a) "Stock" shall mean the Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.

    (b) Options may be granted under the Plan from time to time to eligible persons to purchase an aggregate of up to 1,000,000 shares of Stock. Stock options awarded pursuant to the Plan which are forfeited, terminated, surrendered or cancelled for any reason prior to exercise shall again become available for grants under the Plan (including any option cancelled in accordance with the cancellation regrant provisions of Section 6(f) herein).

    (c) If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Committee in the number of shares and/or the option price with respect to any unexercised shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Plan shall become options to purchase such other class or series and the provisions of this
Section 3(c) shall apply to such new class or series.

    (d) The Company may grant options under the Plan in substitution for options held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Board or the Committee.

    (e) The aggregate number of shares of Stock approved by the Plan may not be exceeded without amending the Plan and obtaining shareholder approval within twelve months of such amendment.

4. ELIGIBILITY.

    Persons who shall be eligible to receive stock options granted under the Plan shall be those Participants referred to in Section 1(b) above; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

5. EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN.

    (a) All ISOs will have option exercise prices per option share equal to the fair market value of a share of the Stock on the date the option is granted, except that in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate the price shall be not less than 110% of such fair market value. The option exercise prices per

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

5. EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN. (CONTINUED) option for NSO's shall be as determined by the Committee. The price of ISOs or NSOs granted under the Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

    (b) The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

6. TERMS AND CONDITIONS OF OPTIONS.

    (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The Option Agreement shall designate whether the option is an ISO or an NSO.

    (b) The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years.

    (c) In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by any individual during any calendar year (under this Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

    (d) The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other similar provisions as may be determined by the Committee and not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions which the Committee determines are necessary to so qualify under Section 422 of the Internal Revenue Code.

    (e) The Committee shall have full power and authority to extend the period of time for which any option granted under the 1998 Option Plan is to remain exercisable following the option holder's cessation of service as an employee or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

    (f) The Committee shall have full power and authority to effect at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Stock with the same or different exercise prices.

    (g) As a condition to option grants under the Plan, the option holder agrees to grant the Company the repurchase rights as the Company may at its option require and as may be set forth in the Option Agreement or a separate repurchase agreement.

    (h) Any option granted under the Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined) or if the option holder voluntarily terminates the option holder's service as an employee. The unvested portion of the option will lapse and be of no further effect immediately upon

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

6. TERMS AND CONDITIONS OF OPTIONS. (CONTINUED) any termination of employment of the option holder for any reason. In the remaining cases where the option holder's service as an employee is terminated or due to death, permanent disability, or is terminated by the Company (or its Affiliates) without Cause at any time, the vested portion of the option will extend for a period of three (3) months following the termination of employment and shall lapse and be of no further force or effect whatsoever only if it is not exercised before the end of such three (3) month period. There shall be "Cause" for termination as set forth in any applicable employment or consulting agreement or, in the absence of such agreement if (i) the option holder is convicted of a felony, (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its shareholders, or (vi) the option holder fails to perform properly assigned duties with a failure to cure after 20 days notice.

    (i) No fractional shares of Stock shall be issued under the Plan, whether by initial grants or any adjustments to the Plan.

7. USE OF PROCEEDS.

    Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

8. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

    (a) The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders. The Plan shall terminate on the earlier of (i) ten (10) years from February 6, 1998 or (ii) the date on which no additional shares of Stock are available for issuance under the Plan.

    (b) No option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the option holder's consent, alter or impair any rights or obligations under any option granted under the Plan.

    (c) The Committee, with the consent of affected option holders, shall have the authority to cancel any or all outstanding options under the Plan and grant new options having an exercise price which may be higher or lower than the exercise price of cancelled options.

9. ASSIGNABILITY OF OPTIONS AND RIGHTS.

    (a) Subject to Subparagraph (b), no Option issued under the Plan shall be assignable or transferable by an option holder other than by will or the laws of descent and distribution. An Option awarded to an option holder during such option holder's lifetime shall be exercisable only by an option holder or his or her guardian or legal representative.

    (b) Notwithstanding Subparagraph (a), in the case of an NSO, an option holder shall be permitted to transfer the Option to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

9. ASSIGNABILITY OF OPTIONS AND RIGHTS. (CONTINUED) descendants and trusts for the benefit of the option holder's minor or adult lineal descendants (a "Related Transferee") if the Option Agreement under which the Option is granted so specifies. If the Option is transferred to a Related Transferee pursuant to the preceding sentence, the Related Transferee shall, upon exercise of the Option, hold the Stock subject to all the provisions of the transferor's Option Agreement in the same manner as the transferor and shall execute and deliver to the Company such instruments as the Company shall require to evidence the same.

10. PAYMENT UPON EXERCISE.

    Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash, (ii) by check drawn against sufficient funds, (iii) by delivery to the Company of the option holder's promissory note, (iv) such other consideration as the Committee, in its sole discretion, determines and is consistent with the Plan's purpose and applicable law, or (v) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Committee. Any promissory note used to exercise options to purchase Stock shall be a full recourse, interest-bearing obligation secured by Stock in the Company being purchased and containing such terms as the Committee shall determine. If a promissory note is used to exercise options the option holder agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the promissory note, perfecting a security interest in the stock purchased with the promissory note and any related terms the Company may propose. Such further documents may include, without limitation, a security agreement and an assignment separate from certificate. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder
(I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

11. WITHHOLDING TAXES.

    (a) Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

    (b) The Committee may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

12. CORPORATE TRANSACTIONS.

    (a) For the purpose of this Section 12, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation; or

        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company.

    (b) Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

    (c) Each outstanding option under this Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

    (d) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13. LOANS OR GUARANTEE OF LOANS.

    (a) The Committee may, in its discretion, assist any option holder in the exercise of options granted under this Plan, including the satisfaction of any income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Company to such option holder, (ii) permitting the option holder to pay the exercise price for the Stock in installments over a period of years or (iii) authorizing a guarantee by the Company of a third party loan to the option holder. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be upon such terms as the Committee specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans, installment payments and guarantees may be granted with or without security or collateral (other than to option holders who are not employees, in which event the loan must be adequately secured by collateral other than the purchased Stock). However, the maximum credit available to the option holder may not exceed the exercise or purchase price of the acquired shares of Stock plus any Federal and State income and employment tax liability incurred by the option holder in connection with the acquisition of such shares of Stock.

                          YOU BET INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

13. LOANS OR GUARANTEE OF LOANS. (CONTINUED)
    (b) The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Committee may deem appropriate.

14. REGULATORY APPROVALS.

    The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

15. NO EMPLOYMENT/SERVICE RIGHTS.

    Neither the action of the Company in establishing this Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.

16. MISCELLANEOUS PROVISIONS.

    (a) The provisions of this Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

    (b) The provisions of this Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

    (c) The option holders shall have no dividend rights, voting rights or any other rights as a shareholder with respect to any options under the Plan prior to the issuance of a stock certificate for such Stock.

    (d) With respect to grants to non-U.S. residents, options may be granted hereunder which may vary from the terms of the Plan but which are consistent with the purposes thereof to the extent necessary or appropriate to comply with foreign laws including but not limited to tax laws.

[LOGO]

August 17, 1999



Dear Stockholder,

We are very pleased to announce that Youbet.com, Inc. has retained the services of Morgen-Walke Associates. Morgen-Walke Associates is a leading independent investor relations firm headquartered in New York with offices in Boston, Dallas, San Francisco, Paris and Tel Aviv. Morgen-Walke will assist our management team in communicating with the financial community and our stockholders. In order to keep our expanding stockholder base informed of developments regarding Youbet.com, we are making Morgen-Walke a point of contact. If you have questions or would like further information, please call, fax, e-mail or write:

                           Morgen-Walke Associates
                           44 Montgomery Street, Suite 650
                           San Francisco, CA  94104
                           Phone:  415.296.7383 or 310.444.3348
                           Facsimile:  415.296.0446
                           E-mail:  investorrelations@youbet.com
                           www.morgen-walke.com

We are also pleased to inform you that on August 23, 1999 Youbet.com will be shipping a new version of its client software. New features include:

     -    Improved A/V, sharper sound and clearer pictures.
     -    Up to 12 information products per track.
     -    Faster information downloads.
     -    Youbet Central, a new feature offering enhanced racing information.

If you would like us to send you a CD, please visit the "Sign Me Up!" page of our website at www.youbet.com and enter registration code W7293YB or call 888.YOUBET8 (888.968.2388). Your CD will be mailed to you.

Sincerely,


/s/ PHILLIP C. HERMANN
----------------------------
Phillip C. Hermann
Executive Vice President and
Chief Financial Officer

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                YOUBET.COM, INC.

                               SEPTEMBER 23, 1999






                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A /X/  Please mark your
       votes as in this example.

                                VOTE FOR                               VOTE
                       all nominees listed at right                  WITHHELD
                         (except as marked to the                    from all
                              contrary below)                       nominations

1. Election of Directors           / /                                 / /

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below.)

-------------------------------------------------------------------------------

Nominees:
      Robert M. Fell
      Russell M. Fine
      Caesar P. Kimmel
      Alan W. Landsburg
      David M. Marshall
      Charles D. Peebler, Jr.
      William H. Roedy


2. To approve an amendment of Youbet.com's 1998 Stock Option Plan to increase by 1,500,000 the number of shares available for issuance thereunder.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

3. To ratify the selection of BDO Seidman, LLP to serve as Youbet.com's independent auditors for the fiscal year ending December 31, 1999.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /


       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSALS (2) AND (3) ABOVE.


     The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement and (ii) Youbet.com's 1998 Annual Report.


PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


 SIGNATURE                                           DATE
           ---------------------------------------        ---------------

 SIGNATURE                                           DATE
           ---------------------------------------        ---------------

 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full titles. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                YOUBET.COM, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 23, 1999

             The undersigned hereby appoints Robert M. Fell and David M. Marshall, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of Youbet.com, Inc. to be held at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007, on Thursday, September 23, 1999, at 10:00 a.m., local time, and at any adjournment thereof, with respect to:

                    (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                        ANNUAL MEETING OF STOCKHOLDERS of

                                YOUBET.COM, INC.

                               SEPTEMBER 23, 1999



TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                -----------------------------------
YOUR CONTROL NUMBER IS
                                -----------------------------------


                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A /X/  Please mark your
       votes as in this example.


                                  VOTE FOR                            VOTE
                         all nominees listed at right               WITHHELD
                          (except as marked to the                  from all
                              contrary below)                      nominations

1. Election of Directors            / /                                / /


(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below.)

--------------------------------------------------------------------------------

Nominees:
      Robert M. Fell
      Russell M. Fine
      Caesar P. Kimmel
      Alan W. Landsburg
      David M. Marshall
      Charles D. Peebler, Jr.
      William H. Roedy


2. To approve an amendment of Youbet.com's 1998 Stock Option Plan to increase by 1,500,000 the number of shares available for issuance thereunder.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

3. To ratify the selection of BDO Seidman, LLP to serve as Youbet.com's independent auditors for the fiscal year ending December 31, 1999.

                   FOR          AGAINST          ABSTAIN
                   / /            / /              / /

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSALS (2) AND (3) ABOVE.

       The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement and (ii) Youbet.com's 1998 Annual Report.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


 SIGNATURE                                           DATE
           ---------------------------------------        ---------------

 SIGNATURE                                           DATE
           ---------------------------------------        ---------------

 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full titles. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

--------------------------------------------------------------------------------

                                                     PROOF #4